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                                                                    Exhibit 23.3


                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 21, 1997, with respect to the financial statements of J.C. Carter Company, Inc. included in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of Argo-Tech Group, Inc. for the registration of 3,600,000 shares of its common stock.


                                                           /s/ ERNST & YOUNG LLP

Long Beach, California
June 10, 1998